EXHIBIT 32.1


       CERTIFICATIONS PURSUANT TO

       SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


    In connection with the Quarterly Report of Strategic Gaming Investments, Inc., a Delaware corporation formerly known as Left Right Marketing Technology, Inc (the "Company") on Form 10-QSB for the fiscal quarter ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lawrence S. Schroeder, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.    The information contained in the Report  fairly  presents,  in all
             material   respects,   the   financial  condition  and  result  of
             operations of the Company.



Dated:  August 21, 2006			By: /s/ Lawrence S. Schroeder
					----------------------------------
					Lawrence S. Schroeder
				Title:	Chief Executive Officer
					and President of
					Strategic Gaming Investments, Inc.


       This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.